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                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-55498, 333-51234 and 333-94357) of Insignia Solutions plc and incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-51760, 333-34632, 333-76693, 33-99296 and 33-99592) of
Insignia Solutions plc of our report dated January 20, 2001 relating to the financial statements, which appears in this Form 10-K/A. We also consent to the incorporation by reference of our report dated January 20, 2001 relating to the financial statement schedules, which appears in this Form 10-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP
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San Jose, CA
May 24, 2001